Exhibit 99.1

Identity and Access Management Software Provider BIO-key Preliminary 2023 Results:

Operating Loss Trimmed Approx. $3.5M on Approx. 29% Revenue Growth to $9.1M; Investor Call Tomorrow at 10am ET

Holmdel, NJ – April 1, 2024 – BIO-key® International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) solutions featuring passwordless, phoneless and token-less Identity-Bound Biometric (IBB) authentication, announced preliminary results for its fourth quarter (Q4’23) and year ended December 31, 2023 (2023). The independent audit of BIO-key’s 2023 financial statements has not yet been completed and, therefore, the figures included herein are subject to change. BIO-key will host an investor call tomorrow at 10:00am ET (details below).

Preliminary Results Highlights:

●	2023 revenue rose $2M (29%) to $9.1M
●	2023 SG&A trimmed by $2.1M (22%)
●	Net cash used in operating activities was reduced by $2.5M in 2023
●	Q4’23 & 2023 cost of hardware reflects $2.8M reserve against slow moving inventory for Africa
●	$1.5M cash payment received in Q1’24 for 2-year extension/expansion of biometric technology license

CEO Commentary

BIO-key CEO, Mike DePasquale commented, “BIO-key made solid progress on our path to profitability in 2023, driven by 29% revenue growth and cost cutting initiatives that trimmed SG&A expense by $2.1M, largely in the second half of the year. We look to build on this record in 2024, focusing on top-line growth opportunities balanced with further efforts to reduce costs. We believe our growing global distribution and customer base puts us in a strong position to reach profitability over the next several quarters.

“Looking forward, we expect increased deployment of enhanced IAM solutions as enterprises transition to the cloud and respond to a growing array of security incidents that highlight potential cybersecurity vulnerabilities. This trend is further supported by regulatory requirements and increasingly stringent Cyber Insurance underwriting standards that mandate enhanced multi-factor authentication and/or passwordless security solutions that are at the core of our offerings.

“As passwordless authentication gains traction, our solutions are well positioned to provide organizations an integrated approach to managing and securing all of their identities with technologies they already use, while also supporting their future needs with a cost-effective platform. We also expect that passkey authentication, which has been embraced by Google, Apple, Amazon and Microsoft, will continue to expand its penetration in 2024. To capitalize on this opportunity, BIO-key will soon launch, Passkey:YOU, a unique passwordless authentication solution that does not require the use of phones or hardware tokens, with planned enhancements expected later in the year.

Outlook

“The current climate of broad enterprise adoption of MFA to replace passwords presents opportunities for us to leverage our unique differentiators and exploit gaps in existing IAM approaches. Gaps include challenges of authenticating users that ‘rove’ among workstations and preventing unauthorized account sharing and delegation.

“Today BIO-key has more than 600 customers globally. Our business is predominately SaaS or subscription based, and most of our new business is sold through channel partners. We remain focused on an asset light go-to-market plan that leverages more than 150 Channel Alliance Partners, along with our targeted internal sale team. Together, we believe these channels position BIO-key for meaningful top- and bottom-line improvement in 2024, building on our base of annually recurring services and license fee revenues (ARRs) with a blended gross margin of approximately 65%.

“We will also continue to pursue cost reduction initiatives in 2024, to help accelerate our path to positive cash flow and profitability. Our Q4’23 bottom line included a $2.8M non-cash reserve on slow moving hardware inventory purchased for our Africa initiatives. We continue to explore opportunities to convert this inventory into cash. Importantly, during the first quarter of 2024 we enhanced our financial position with the execution of a $1.5M, 2-year license extension for a long-time customer and receipt the full license payment. We also continue to pursue large enterprise opportunities through our direct sales channel. For these and other reasons, we are particularly excited about BIO-key’s outlook for 2024.”

Preliminary Financial Results

Please note that the audit of our 2023 financial statements has not been completed by our independent registered public accounting firm as of the date of this press release and are, therefore, subject to change.

2023 revenues increased 29% to $9.1M from $7.0M in 2022, driven by increases in license fees (of $1.1M), hardware sales (of $0.5M); and services revenue (of $0.4M). Service revenue benefitted from custom services for new customer installations, Swivel Secure service fees, and conversions from on-premises deployments of PortalGuard to our PortalGuard IDaaS cloud platform. Hardware revenue benefitted from fourth quarter sales to an international defense agency in 2023. Likewise, Q4’23 revenue grew 26% over Q4’22, also driven by the aforementioned hardware sales to an international defense agency.

The Company took a $2.8M reserve on inventory due to slow moving inventory purchased for large projects in Nigeria in Q4’23. This reserve was included in cost of hardware, which caused a decline in gross profit to $3.3M in 2023, from $4.6M in 2022 and a decline in gross margin to 36.5% in 2023 from 65.2% in 2022. BIO-key continues to explore opportunities to sell the product, including other markets, to convert inventories to cash.

In terms of operating expenses, Selling, general and administrative costs were $7.3M in 2023, representing a 22% decrease from 2022. The decrease included lower sales and marketing expenses, including personnel and related benefits and outside services expenses. Research, development and engineering expenses also declined by $0.9M or 26% to $2.4M, due to reductions in personnel, related benefits and outside services expenses.

On a preliminary basis, reflecting higher revenue and lower operating costs, BIO-key significantly trimmed its 2023 net loss 48% to $(6.2M), or $(11.45) per share, from $(12.2M), or $(27.26) per share, in 2022, even after including the $2.8 million reserve on inventory. Likewise, in Q4’23 BIO-key reduced its net loss more than 40% to $(4.1M), or $(5.54) per share, from $(6.7M), or $(14.58) per share in 2023.

Preliminary Balance Sheet

At December 31, 2023, BIO-key had current assets of $5.3M, including $0.5M of cash and cash equivalents, $3.2M of accounts receivable and amounts due from factor, and $1.2M of inventory.

Conference Call Details

Date / Time:	Tuesday, April 2nd at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
Live Webcast / Replay:	Webcast & Replay Link – Available for 3 months.
Audio Replay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 6114035

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800